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                                                                    EXHIBIT 10.3



                             AMENDMENT NO. 2 TO THE
                           GENEVA STEEL UNION EMPLOYEE
                            SAVINGS AND PENSION PLAN


        The Geneva Steel Union Employee Savings and Pension Plan (the "Plan"), as amended and restated generally effective January 1, 1995, is hereby amended effective February 1, 1999 as follows:

        Supplement A shall be added in the form attached hereto.

        IN WITNESS WHEREOF, the Company hereby adopts this Second Amendment this 16 day of March, 1999.


                                      GENEVA STEEL


                                      By:  /s/ Carl E. Ramnitz
                                         --------------------------------------
                                      As Its:   Vice President Human Resources



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                               SUPPLEMENT A TO THE
                                  GENEVA STEEL
                     UNION EMPLOYEE SAVINGS AND PENSION PLAN

                       SUSPENSION OF GENEVA STOCK ACTIVITY


        The Plan provides that all or a portion of the Company's Matching Contributions may, at the Company's discretion, be made in cash or in shares of Geneva Stock for deposit to Participants' Geneva Stock Accounts and investment in the Geneva Stock Fund. The Geneva Stock Fund is intended to be invested primarily in Geneva Stock. The Geneva Stock Fund is not otherwise offered as an Investment Fund under the Plan. Effective February 1, 1999, the Company filed for protection under Chapter 11 of the Federal Bankruptcy Code and Geneva Stock ceased being readily tradable on an established securities market.

        Notwithstanding any provision of the Plan to the contrary, during any period the Company determines that Geneva Stock is not readily tradable on an established securities market and is not able to be reasonably valued through an appraisal (the "Suspension Period"), Geneva Stock transactions under the Plan shall be suspended in accordance with the special rules set forth below.

                       SPECIAL RULES IN EFFECT DURING SUSPENSION PERIOD


      (a)   Geneva Stock Trading. The Plan shall not purchase or sell Geneva
            Stock.

      (b) Matching Contributions. Matching Contributions shall be made entirely in the form of cash for deposit to Participants' Matching Contribution Accounts and investment in the Investment Funds as directed by the Participants.

      (c) Investment Transfers. A Participant shall be prohibited from transferring any portion of his or her Geneva Stock Account balance to one or more of the other Investment Funds.

      (d) Determination of Maximum Loan Amount. A Participant's vested Geneva Stock Account balance shall be excluded in the determination of the maximum amount a Participant may borrow from his or her Accounts.

      (e) Distributions Following Termination of Employment. A terminated Participant may elect to have his or her entire Plan Benefit distributed (a "Full Distribution") during the Suspension Period or may elect to have all but the portion of his or her Plan Benefit attributable
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            to his or her Geneva Stock Account balance distributed (a "Partial
            Distribution") during the Suspension Period and his or her Geneva Stock Account balance distributed following the expiration of the Suspension Period. If a Participant elects a Full Distribution, his or her Geneva Stock Account balance shall be distributed in the form of whole shares of Geneva Stock; any fractional share shall not be paid and shall be treated as a forfeiture. If a Participant elects a Partial Distribution, his or her Geneva Stock Account balance shall be distributed as elected by the Participant in cash or in the form of whole shares of Geneva Stock and cash in lieu of any fractional share following the expiration of the Suspension Period.

            Mandatory cash-outs shall not be made with regard to a Participant whose Account includes a Geneva Stock Account balance. Such a Participant may receive a Full Distribution or a Partial Distribution upon request as described above.

      (f) Other Geneva Stock Transactions. If in the normal course of the administration of the Plan prior to the Suspension Period, a Geneva Stock value has been utilized to perform a Plan transaction not described above, such transaction shall be modified or suspended by the Company as may be reasonably required to continue to administer the Plan during the Suspension Period.

        Capitalized terms used in this Supplement A that are not defined herein shall have the same meaning as those terms do in the Plan.